UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 470-2800

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

INDEX

Item	Description

1.01	Entry into a Material Definitive Agreement

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

2.05	Costs Associated with Exit or Disposal Activities

3.02	Unregistered Sales of Equity Securities

3.03	Material Modification to the Rights of Security Holders

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

8.01	Other Events

9.01	Financial Statements and Exhibits

Signature

Item 1.01   Entry into a Material Definitive Agreement

On March 8, 2006, Bioject Medical Technologies Inc. (“Bioject”) entered into an agreement with respect to a $1.5 million of convertible debt financing (the “Agreement”) with funds managed by Sanders Morris Harris (“SMH”). Under the terms of the Agreement, Bioject received $1.5 million of debt financing on March 8, 2006. Interest on debt outstanding under the Agreement is 10% per annum. The maturity date of the debt issued pursuant to the Agreement is the earliest of i) April 1, 2007; ii) the time of closing of Bioject’s offering and sale of at least $4.5 million of its Series E preferred stock; and iii) the occurrence of an Event of Default, as defined in the Agreement.

On March 8, 2006, Bioject also entered into a Securities Purchase Agreement with SMH (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, upon receiving the shareholder approval described below, SMH will purchase approximately $4.5 million of Bioject’s Series E Preferred Stock at $1.37 per share (including the conversion of the $1.5 million of convertible debt financing).

At a shareholder meeting to be held by Bioject, the shareholders will be asked to approve the issuance to SMH of approximately $4.5 million of Series E preferred stock. If shareholder approval is received, the principal balance of the loan, plus accrued interest, will be convertible into shares of Series E preferred stock at a price of $1.37 per share. Upon shareholder approval, SMH will also purchase an additional $3 million of such stock. Each share of Series E preferred stock will be convertible into one share of Bioject common stock. The Series E preferred stock will include an 8% annual payment-in-kind dividend for 24 months.

In connection with the Agreement, Bioject issued warrants to purchase an aggregate of 656,934 shares of Bioject common stock at $1.37 per share to SMH. The warrants expire in September 2010.

On March 8, 2006, Bioject and American Stock Transfer & Trust Company entered into an amendment to Bioject’s Rights Agreement. The amendment exempts shareholders affiliated with SMH from the definition of “Acquiring Person” under the Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 8, 2006, Bioject borrowed $1.5 million from SMH pursuant to the Agreement with SMH described in Item 1.01 above. See Item 1.01 for a description of the terms of the debt.

Item 2.05  Costs Associated with Exit or Disposal Activities

On March 3, 2006, Bioject’s Board of Directors approved a plan of restructuring, which will reorganize Bioject’s corporate organization and close its New Jersey administrative office in addition to reducing operations headcount and research and development costs at its Portland, Oregon facility. In addition, Jim O’Shea, Bioject’s President and Chief Executive Officer, will be based out of Bioject’s Portland, Oregon location. Also, John Gandolfo, Bioject’s Chief Financial Officer, will depart Bioject on May 3, 2006. During the first quarter of 2006, Bioject anticipates recognizing a charge of approximately $600,000 associated with severance costs for terminated employees as part of the restructuring. Such costs will be paid out over a 14 month period. In addition, there will be a non-cash charge in connection with the acceleration of non-vested stock awards, which Bioject is evaluating. The restructuring activities are expected to be completed by the second quarter of 2006. Going forward, Bioject anticipates annual cost savings in excess of $1.8 million per year in connection with the expense reductions.

Item 3.02  Unregistered Sales of Equity Securities

On March 8, 2006, Bioject issued to SMH an aggregate of $1.5 million of convertible promissory notes and warrants to purchase an aggregate of 656,934 shares of common stock at an exercise price of $1.37. These warrants expire in September 2010. The exercise price of the warrants is subject to adjustment under certain circumstances.

Also on March 8, 2006, Bioject and SMH entered into the Securities Purchase Agreement pursuant to which SMH will purchase approximately $4.5 million of Bioject’s Series E Preferred Stock (including the conversion of the $1.5 million of convertible promissory notes), subject to shareholder approval.

The Series E Preferred Stock may be converted into common stock. The initial conversion rate is one share of Series E Preferred Stock convertible into one share of common stock, subject to adjustment under certain circumstances.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 506 thereof, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

Item 3.03 Material Modification to the Rights of Security Holders

See the description of the amendment to the Rights Agreement between Bioject and American Stock Transfer & Trust Company described under Item 1.01 above.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)   On March 3, 2006, Bioject’s Board of Directors approved the termination of Mr. John Gandolfo, Bioject’s Chief Financial Officer, effective May 3, 2006, as part of the restructuring described in Item 2.05.

(c)   On March 3, 2006, Bioject’s Board of Directors also approved that Christine Farrell, age 46, will assume the Chief Financial Officer responsibilities effective May 3, 2006. For the past seven years, Ms. Farrell has served as Bioject’s Vice President of Administration and Corporate Controller. There is no family relationship between Ms. Farrell and any other officer or director of Bioject and there have been no related party transactions between Ms. Farrell and Bioject, nor are any proposed.

Pursuant to Ms. Farrell’s employment agreement dated November 2004, upon termination for other than “Cause,” as defined in the agreement, Ms. Farrell will receive severance pay equal to 90 calendar days of regular pay with an additional 30 calendar days of pay for each additional year of service beyond three years and up to a maximum of 12 months of regular pay. In addition, all outstanding stock options and restricted stock units will become 100% vested. Ms. Farrell’s current salary is $112,600 per annum.

(d)   On March 3, 2006, Bioject’s Board of Directors appointed Mr. Jerald S. Cobbs, Managing Director of SMH, as a Director effective upon the closing of the convertible debt financing with SMH. Mr. Cobbs will serve as chairman of the nominating committee and as a member of the compensation committee. Mr. Cobbs’ appointment to the Board was a closing condition to the convertible debt financing with SMH.

Item 8.01  Other Events

In addition, Bioject entered into a non-binding term sheet with Partners for Growth, L.P. (“PFG”) for a $1,250,000 convertible debt financing (the “Debt Financing”). Bioject has two other loans outstanding with PFG with a combined total of approximately $3.0 million outstanding as of December 31, 2005. Under the terms of the Debt Financing, Bioject will receive $1,250,000 and issue PFG a convertible note which will be due in 60 months. The note will bear interest at the Prime rate and is convertible at any time by PFG into Bioject common stock at $1.37 per share. In addition, if Bioject’s common stock trades at a price of $4.11 per share or higher for 20 consecutive trading days, Bioject can force PFG to convert their debt to common stock, subject to certain limitations on trading volume. Shareholders will also be asked to approve the conversion feature of this transaction at the above referenced meeting of shareholders.

Item 9.01  Financial Statements and Exhibits

The following exhibits are filed or attached herewith and this list is intended to constitute the Exhibit Index:

4.1       Third Amendment to Rights Agreement, dated March 8, 2006, between Bioject Medical Technologies Inc. and American Stock Transfer & Trust Company.

10.1     Note and Warrant Purchase Agreement, dated March 8, 2006, by and among Bioject Medical Technologies Inc. and the Purchasers Listed on Schedule I thereto.

10.2     Security Agreement, dated March 8, 2006, by and among Bioject Medical Technologies Inc., Bioject Inc. and the Secured Parties listed on the signature pages thereto.

10.3     Securities Purchase Agreement, dated March 8, 2006, by and among Bioject Medical Technologies Inc. and the Purchasers listed on Exhibit A thereto.

10.4    Form of Warrant.

99.1     Press release dated March 8, 2006 announcing, among other things, that Bioject has entered into agreements with respect to $4.5 million financing with private equity funds managed by Sanders Morris Harris and into a non-binding term sheet for a $1.25 million debt financing with Partners For Growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance